Measurement Specialties, Inc. and Subsidiaries

As of March 31, 2007


Measurement Specialties, Inc.
(New Jersey)
IC Sensors, Inc.
(California)
YSIS Incorporated
(Ohio)
Measurement Specialties
Foreign Holdings
Corporation
(Delaware)
Elekon Industries USA, Inc.
(California)
Entran Devices, LLC
(Delaware)
Nikkiso-YSI Company, Limited
(50% Joint Venture Japan)
Kenabell Holding Limited
(BVI)
MSI Sensor (Asia) Limited
(Hong Kong)
MSI Sensor (China) Limited
(Peoples' Republic of China
Shenzhen)
MWS Sensorik GmbH
(Germany)
MEAS Europe
(France)
HL Planartechnik GmbH
(Germany)
ATEX GmbH
(Germany)
MEAS France
(France)
Entran Sensoren GmbH
(Germany)
MSI Limited
(UK)